Form 10-Q                                                Crawford & Company
Quarter Ended March 31, 1997                             Page 18


                             RESTATED BY-LAWS

                                    OF

                            CRAWFORD & COMPANY

            (reflecting amendments made through April 22, 1997)


                                 ARTICLE I

                               SHAREHOLDERS

          Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors or its Executive Committee may by resolution provide, or if the Board of Directors or Executive Committee fails to provide for such meeting by action by April 1 of any year, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia at 11:00 a.m. on the third Tuesday in April of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

          Section 2. Special Meetings. Except as otherwise provided by law, special meetings of the shareholders may be called by the Board of Directors, or its Executive Committee, or by the Chairman of the Board, or by the President, or by the holders of record of at least one-fourth (1/4) of the outstanding stock entitled to vote at such meeting. Such meeting may be held in such place, either within or without the State of Georgia, as is stated in the call and notice thereof.

          Section 3. Notice of Meeting. Written notice of each meeting of shareholders, stating the date, time and place of the meeting, and describing the purpose or purposes of the meeting if it is a special meeting, shall be mailed to each shareholder entitled to vote at such meeting at such shareholder's address shown on the Company's current record of shareholders not less than ten (10) nor more than sixty (60) days prior to such meeting.
If an amendment to the Articles of Incorporation, a plan of merger or share exchange, or a sale of assets of the Company is to be considered at any annual or special meeting, the written notice shall state that consideration of such action is one of the purposes of such meeting. A shareholder may waive notice of a meeting before or after the meeting. The waiver must be in writing, must


Form 10-Q                                               Crawford & Company
Quarter Ended March 31, 1997                            Page 19

be signed by the shareholder entitled to the notice, and must be delivered to the Company for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding a meeting or transacting business at the meeting, and (2) waives objection to consideration of a particular matter at the meeting, that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business transacted at, nor the purpose of, any meeting need be stated in a waiver of notice of a meeting, except that, with respect to a waiver of notice of a meeting at which an amendment to the Articles of Incorporation, a plan of merger or share exchange, sale of assets, or any other action that would entitle the shareholder to dissenter's rights, is submitted to a vote of shareholders, the same material that the Georgia Business Corporation Code would have required to be sent to the shareholder in a notice of the meeting must be delivered to the shareholder prior to such shareholder's execution of the waiver of notice, or the waiver itself must expressly waive the right to such material.

          Notice of any meeting may be given by or at the direction of the Secretary or by the person or persons calling such meeting, if the Secretary fails to give such notice within twenty (20) days after the call of a meeting. No notice need be given of the new date, time or place of reconvening any adjourned meeting, if the new date, time and place to which the meeting is adjourned are announced at the adjourned meeting before adjournment, except that, if a new record date for the adjourned meeting is or must be fixed under the applicable provisions of the Georgia Business Corporation Code, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

          Section 4. Quorum. A majority in interest of the issued and outstanding capital stock of the Company entitled to vote at any annual or special meeting of shareholders and represented either in person or by proxy shall constitute a quorum for the transaction of business at such annual or special meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be (under the provisions of the Georgia Business Corporation Code) set for that adjourned meeting. If a quorum shall not be present, the holders of a majority of the stock represented may adjourn the meeting to some later time. When a quorum is present, a vote of a majority of the stock represented in person or by proxy shall determine any question, except as otherwise provided by the Articles of Incorporation, these By-laws, or by law.

          Section 5. Proxies. A shareholder may vote, execute consents, waivers and releases and exercise any of his other rights, either in person or by proxy duly executed in writing by the shareholder. A proxy for any meeting shall be valid for any adjournment of such meeting.


Form 10-Q                                               Crawford & Company
Quarter Ended March 31, 1997                            Page 20


          Section 6. Record Date. The Board shall have power to close the stock transfer books of the Company for a period not to exceed fifty (50) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notices of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.


                                ARTICLE II

                                DIRECTORS

          Section 1. Powers of Directors. The Board of Directors shall have the management of the business of the Company, and, subject to any restrictions imposed by law, by the charter, or by these By-Laws, may exercise all the power of the corporation.

          Section 2. Number and Term of Directors. The number of Directors which shall constitute the full Board shall be nine (9), but the number may be increased or decreased by amendment of these By-Laws either by the Board of Directors or by the affirmative vote of a majority of the voting power of the outstanding stock of the Company entitled to vote generally in the election of Directors, voting as a class. At each annual meeting the shareholders entitled to vote thereon shall elect the Directors, who shall serve until their successors are elected and qualified; provided that the shareholders entitled to vote thereon at any special meeting may remove any Director, with or without cause, and may fill any vacancy created thereby. Any vacancy in the Board of Directors occurring between meetings of the shareholders may be filled by the vote of a majority of the remaining Directors, though less than a quorum.

          Section 3. Meetings of the Directors. The Board may by resolution provide for the time and place of regular meetings, and no notice need be given of such regular meetings. Special meetings of the Directors may be called by the full Board of Directors, by the Executive Committee of the Board of Directors, by the Chairman of the Board, by the President, or by at


Form 10-Q                                              Crawford & Company
Quarter Ended March 31, 1997                           Page 21

least any two (2) of the Directors. There shall be an annual meeting of the Board of Directors at the place of and immediately following the annual meeting of shareholders.

          Section 4. Quorum. A majority of the number of Directors fixed as herein provided or fixed as otherwise provided by law shall constitute a quorum for the transaction of business at any meeting thereof. If a quorum shall not be present, a majority of the Directors present at any such meeting may adjourn the meeting to some later time.

          Section 5. Action. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these By-Laws.

          Section 6. Notice of Meetings. Notice of each meeting of the Board shall be given by the Secretary by mailing the same at least five (5) days before the meeting or by telephone or telegraph or in person at least two (2) days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board. Any Director may waive notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at the meeting. If the Secretary fails to give such notice in the manner specified in the call, within five (5) days after receiving notice of the call, the person or persons calling such meetings, or any person designated by him or them may give such notice. Neither the business to be transacted at or the purpose of any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

          Section 7. Committees. The Board may by resolution provide for an Executive Committee and one or more other committees, each consisting of such Directors as are designated by the Board. Any vacancy in such Committee may be filled by the Board. Except as otherwise provided by law, by these By-Laws, or by resolution of the full Board, such Executive Committee shall have and may exercise the full powers of the Board of Directors during the interval between the meetings of the Board and wherever by these By-Laws, or by resolution of the shareholders, the Board of Directors is authorized to take action or to make a determination, such action or determination may be taken or made by such Executive Committee, unless these By-Laws or such resolution expressly require that such action or determination be taken or made by the full Board of Directors. The Executive Committee, or other Committee, shall by resolution fix its own rules of procedure, and the time and place of its meetings, and the person or persons who may call, and the method of call, of its meetings.

          Section 8. Compensation. A fee for serving as a Director and reimbursement for expenses for attendance at meetings of the Board of Directors or any Committee thereof may be fixed by resolution of the full Board.


Form 10-Q                                               Crawford & Company
Quarter Ended March 31, 1997                            Page 22


          Section 9.   Qualifications of Directors

          (a) Corporate Officers. Except as provided in subsection (c) below, no person who is or has been an officer of the Company shall be eligible for nomination or renomination as a member of the Board of Directors of the Company at any time after the earlier of the following occurrences: (i) such person has attained the age of seventy (70), or (ii) the second anniversary of the date of such person's retirement, resignation or removal as an officer of the Company.

          (b) Other Directors. Except as provided in subsection (c) below, no person shall be eligible for nomination or renomination as a member of the Board of Directors of the Company at any time after the earlier of the following occurrences: (i) such person has attained the age of seventy (70), or (ii) the second anniversary of the termination by retirement of the "Principal Employment" (as hereinafter defined) of such person. As used herein, the term "Principal Employment" means the principal employment, professional affiliation or business activity as set forth in the Company's Proxy Statement dated March 24, 1986 (in the case of directors holding office on April 22, 1986) or the first Proxy Statement of the Company that contains such information (in the case of directors first elected after April 22, 1986).

          (c) Exceptions. The provisions of subsections (a) and (b) above shall not apply with respect to any person who, at the time of such person's nomination or re-nomination as a member of the Board of Directors of the Company, is the beneficial owner of ten percent (10%) or more of the voting power of the outstanding stock of the Company entitled to vote generally in the election of Directors.

          Section 10.   Honorary Directors.   The Board of Directors shall have
the authority to appoint honorary members of the Board of Directors and to further designate any such honorary member as an "Emeritus" officer of the Company. It shall not be a requirement that any such honorary member be qualified to be a member of the Board of Directors. An honorary member shall be entitled to notice of and attendance at all meetings of the Board of Directors and to participate in such meetings, except that such honorary member shall have no voting rights nor shall such honorary member be included in determining a quorum under Section 4.


                               ARTICLE III

                                OFFICERS

          Section 1.   Officers.   The officers of the Company shall consist
of a Chairman of the Board, a corporate President, one or more business unit Presidents, one or more Vice Presidents, a Secretary, a Comptroller, a Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two (2) or more offices may be held by the same


Form 10-Q                                              Crawford & Company
Quarter Ended March 31, 1997                           Page 23


person. The Board may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents, and may designate the order in which the Vice Presidents may act.

          Section 2.   Chairman of the Board.   Subject to the control of the
Board of Directors, the Chairman of the Board shall give supervision and direction to the affairs of the Company, and shall be the chief executive officer of the Company. He shall preside at all meetings of the shareholders and of the Board of Directors.

          Section 3.   Corporate President.   The corporate President shall be
the chief operating officer of the Company and shall give general supervision and administrative direction to the affairs of the Company, subject to the direction of the Board of Directors and Chairman of the Board.

          Section 4.   Business Unit President.   A business unit President
shall be the chief operating officer of the designated major business unit of the Corporation, reporting to the Chairman of the Board or the corporate President, as the Board of Directors shall designate. Business units need not have a President, and in the absence of such an officer, will be managed by one or more Vice Presidents.

          Section 5.   Vice President.   A Vice President shall have such
powers and perform such duties as the Board of Directors, corporate President, or, in the case of the business unit Vice President, as that business unit President may prescribe. A Vice President shall act in case of the absence or disability of the corporate President or business unit President. If there is more than one Vice President, such Vice Presidents shall act in the order of precedence as set out by the Board of Directors, or in the absence of such designation, as designated by the corporate President or business unit President.

          Section 6.   Treasurer.   The Treasurer shall receive and have the
custody of all moneys and securities of the Company, shall pay such dividends as may be declared from time to time by the Board of Directors, and do and perform all such duties as may be required of him by its Board of Directors, and such other duties as usually devolve upon such officers.

          Section 7.   Comptroller.   The Comptroller shall be responsible
for the maintenance of proper financial books and records of the Company.

          Section 8.   Secretary.   The Secretary shall keep the minutes of the
of the meetings of the shareholders, the Directors, the Executive Committee, and the other committees of the Board and shall have custody of the seal of the Company.

          Section 9.   Assistant Secretaries.   The Assistant Secretaries, in
the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and


Form 10-Q                                              Crawford & Company
Quarter Ended March 31, 1997                           Page 24


shall perform such other duties as the Board of Directors shall prescribe.

          Section 10.   Assistant Treasurers.   The Assistant Treasurers, in
the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

          Section 11.   Other Duties and Authorities.    Each officer, employee
and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors and, subject to any directions of the Board, by the Chairman of the Board, the corporate President, and any business unit President.

          Section 12.   Removal.   Any officer may be removed at any time by
the Board of Directors and such vacancy may be filled by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer; but this provision shall not prevent the making of a contract of employment with any officer and any officer removed in breach of his contract of employment shall have a cause of action therefor.

          Section 13.   Salary.   The salaries of all officers of the Company
shall be fixed by the Board of Directors or by a duly authorized Committee of the Board.


                                ARTICLE IV

                      DEPOSITORIES, SIGNATURES AND SEAL


          Section 1. Depositories. All funds of the Company shall be deposited in the name of the Company in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

          Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Company by such officer, officers, agent or agents, as the Board may from time to time by resolution provide.

          Section 3. Seal. The corporate seal of the Company shall be as follows, or in such other form as the Board may from time to time by resolution provide:


Form 10-Q                                             Crawford & Company
Quarter Ended March 31, 1997                          Page 25


                                          (Imprint of Seal)


          If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.



                                 ARTICLE V

                              STOCK TRANSFERS

          Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board or the President and by the Secretary or any Assistant Secretary or Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile of the signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers have died or otherwise ceased to be officers.

          Section 2. Transfer of Shares. Shares of stock in the Company shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper. Upon the surrender of a certificate for transfer of shares of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Company.

          Section 3. Lost, Destroyed or Mutilated Certificates. The Board may by resolution provide for the issuance of certificates in lieu of lost, destroyed or mutilated certificates and may authorize such officer or agent as it may designate to determine the sufficiency of the evidence of such loss, destruction or mutilation and the sufficiency of any security furnished to the Company and to determine whether such duplicate certificate should be issued.


Form 10-Q                                              Crawford & Company
Quarter Ended March 31, 1997                           Page 26


          Section 4. Transfer Agent and Registrar. The Board may appoint a transfer agent or agents and a registrar or registrars of transfers, and may require that all stock certificates bear the signature of such transfer agent or such transfer agent and registrar.


                                ARTICLE VI

                              INDEMNIFICATION

          Section 1. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including court costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including court costs and attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


Form 10-Q                                              Crawford & Company
Quarter Ended March 31, 1997                           Page 27


          Section 3. To the extent that a director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this
Article, or in defense of any claim, issue or matter therein,   he shall be
indemnified against expenses (including court costs and attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and
2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

           Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition or such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article, and, if such person is a director, upon receipt of a written affirmation of such director's good faith belief that he or she has met the standards of conduct required by the Georgia Business Corporation Code.

          Section 6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. The Board of Directors may authorize, by a vote of a majority of the full Board, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.


Form 10-Q                                              Crawford & Company
Quarter Ended March 31, 1997                           Page 28


                               ARTICLE VII

                                AMENDMENT

          Section 1. The Board of Directors or the shareholders entitled to vote thereon shall have the power to alter, amend or repeal the By-laws or adopt new by-laws. The shareholders may prescribe that any by-law or by-laws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the Board of Directors with respect to by-laws shall be taken by an affirmative vote of a majority of all directors then holding office. An action by the shareholders with respect to by-laws shall be taken by the affirmative vote of a majority of the shares then issued and outstanding and entitled to vote.